                           SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [ ]

Filed by a Party other than the Registrant  [X]

Check the appropriate box:
 [ ] Preliminary Proxy Statement
 [ ] Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
 [ ] Definitive Proxy Statement
 [X] Definitive Additional Materials
 [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    AMERICAN BANKERS INSURANCE GROUP, INC.

                             ------------------

               (Name of Registrant as Specified in Its Charter)


                             CENDANT CORPORATION

                             -------------------

   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

 [X] No fee required.

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                                                       -------
     (4) Proposed maximum aggregate value of transactions:
                                                          --------------------
     (5) Total fee paid.

------------

 [ ] Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
                                ---------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
                                                      -----------------------

     (3) Filing Party:
                      -------------------------------------------------------

     (4) Date Filed:
                    ---------------------------------------------------------

                               [CENDANT LOGO]




                                                                March 16, 1998

Dear American Bankers Shareholder:

   On February 12, 1998, we furnished you with a proxy statement soliciting your proxy to vote AGAINST the proposed merger (the "Proposed AIG Merger") of American International Group, Inc. ("AIG") and American Bankers Insurance Group, Inc. ("American Bankers") at the special meetings (the "Special Meetings") of American Bankers' preferred shareholders and American Bankers' common shareholders which previously had been scheduled for March 4, 1998 and March 6, 1998, respectively. On March 2, 1998, following the amendment of the merger agreement between AIG and American Bankers (the "Amended AIG Merger Agreement"), the Board of Directors of American Bankers (the "American Bankers Board") announced that the Special Meetings were postponed until March 25, 1998 and 27, 1998. Under the terms of the Amended AIG Merger Agreement, AIG would provide you cash and/or shares of AIG common stock valued at $58.

            CENDANT WILL PAY YOU CONSIDERABLY MORE FOR YOUR SHARES

   On March 16, 1998, Cendant announced that the value of its cash tender offer for 51% of the outstanding common shares of American Bankers was being increased from $58.00 per common share to $67.00 per common share (the "Increased Cendant Offer"), representing a premium of $9.00 (or 15.5%) over the value of the Proposed AIG Merger.

   American Bankers has indicated that it may propose to adjourn or postpone the Special Meetings (the "Adjournment Proposal") in order to solicit additional proxies in favor of the Proposed AIG Merger in the event that there are not sufficient votes for such approval at the Special Meetings.

   YOUR VOTE IS ESSENTIAL! IF YOU WANT THE OPPORTUNITY TO CONSIDER THE HIGHER-VALUED INCREASED CENDANT OFFER, VOTE AGAINST THE PROPOSED AIG MERGER AND THE ADJOURNMENT PROPOSAL BY RETURNING THE ACCOMPANYING GOLD PROXY CARD (OR BLUE INSTRUCTION CARD IF YOU ARE A LESOP PARTICIPANT) TODAY. REMEMBER, ONLY YOUR LATEST VOTE COUNTS.

   Please read the attached supplement to our February 12, 1998 Proxy Statement carefully. A vote against the Proposed AIG Merger or the Adjournment Proposal will not obligate you to tender your American Bankers shares in the Increased Cendant Offer. It will help give you and other American Bankers shareholders an opportunity to decide for yourselves whether the Increased Cendant Offer is in their best interests.

   The choice is clear, but it's going to take a strong shareholder vote to make American Bankers understand that. Make sure your voice is heard. Vote AGAINST American Bankers' proposals by signing, dating and returning the enclosed GOLD proxy card (or BLUE instruction card if you are a LESOP Participant) today. Shareholders have the option to revoke their proxies at any time, or to vote their shares personally on request if they attend the applicable Special Meeting. Even if you have already submitted a proxy or instruction card, you can still vote your shares AGAINST the Proposed AIG Merger and the Adjournment Proposal by simply signing, dating and returning the GOLD proxy card (or BLUE instruction card if you are a LESOP Participant) today.

   Thank you for your consideration and support.

                                            Sincerely,



                  /s/ Henry R. Silverman                 /s/ Walter A. Forbes
                  -----------------------                ---------------------
                  Henry R. Silverman                     Walter A. Forbes
                  President and                          Chairman of the Board
                  Chief Executive Officer

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                                  IMPORTANT

  If your shares are held in your own name, please sign, date and return the enclosed GOLD proxy card today. If your shares are held in "Street-Name" only your broker or bank can vote your shares and only upon receipt of your specific instructions. Please return the enclosed GOLD proxy card to your broker or bank and contact the person responsible for your account to ensure that a GOLD proxy is voted on your behalf.

  Only shareholders of record on January 30, 1998 are entitled to vote at the Special Meetings.

  Participants in American Bankers' Leveraged Employee Stock Ownership Plan (the "LESOP") may vote shares allocated to their LESOP accounts only by instructing U.S. Trust Company of California, N.A., the investment manager of the LESOP, as to how they want such shares to be voted. Please sign, date and return the BLUE instruction card previously provided to you AGAINST the Proposed AIG Merger and the Adjournment Proposal.

  Do not sign any green or white proxy card you may receive from American
  Bankers.

  If you have any questions or need assistance in voting your shares, please call:

                          Innisfree M&A Incorporated
                        501 Madison Avenue, 20th Floor
                           New York, New York 10022

                        CALL TOLL-FREE: (888) 750-5834

                Banks and Brokers call collect: (212) 750-5833

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   THIS PROXY STATEMENT RELATES SOLELY TO THE SOLICITATION OF PROXIES WITH
RESPECT TO THE PROPOSED AIG MERGER AND THE ADJOURNMENT PROPOSAL AND IS NEITHER A REQUEST FOR THE TENDER OF AMERICAN BANKERS COMMON SHARES NOR AN OFFER TO SELL SHARES OF CENDANT COMMON STOCK. THE INCREASED CENDANT OFFER IS BEING MADE ONLY BY MEANS OF AN OFFER TO PURCHASE AND SUPPLEMENTS THERETO, AND RELATED LETTERS OF TRANSMITTAL, WHICH HAVE BEEN SEPARATELY MAILED TO AMERICAN BANKERS SHAREHOLDERS.

                  SPECIAL MEETING OF PREFERRED SHAREHOLDERS
                                      OF
                    AMERICAN BANKERS INSURANCE GROUP, INC.
                         TO BE HELD ON MARCH 25, 1998
                                     AND
                    SPECIAL MEETING OF COMMON SHAREHOLDERS
                                      OF
                    AMERICAN BANKERS INSURANCE GROUP, INC.
                         TO BE HELD ON MARCH 27, 1998

                         ----------------------------

                                  SUPPLEMENT
                                    TO THE
                               PROXY STATEMENT
                                      OF
                             CENDANT CORPORATION

                         ----------------------------

                           SOLICITATION OF PROXIES
                   IN OPPOSITION TO THE PROPOSED MERGER OF
                  AMERICAN BANKERS INSURANCE GROUP, INC. AND
                      AMERICAN INTERNATIONAL GROUP, INC.

   This Proxy Statement Supplement (this "Supplement") and the enclosed GOLD proxy card are furnished by Cendant Corporation, a Delaware corporation ("Cendant"), in connection with its solicitation of proxies to be used at a special meeting of preferred shareholders of American Bankers Insurance Group, Inc., a Florida corporation ("American Bankers"), to be held at 10:00 a.m., Eastern time, on March 25, 1998 and at any adjournments, postponements or rescheduling thereof and at a special meeting of common shareholders of American Bankers to be held at 10:00 a.m., Eastern time, on March 27, 1998 and at any adjournments, postponements or reschedulings thereof (collectively, the "Special Meetings"). This Supplement amends and supplements, to the extent set forth herein, the Proxy Statement of Cendant, dated February 12, 1998, which was first mailed to shareholders of American Bankers on or about February 12, 1998 (the "Proxy Statement"). Capitalized terms used in this Supplement and not otherwise defined in this Supplement shall have the respective meanings assigned to such terms in the Proxy Statement. This Supplement and the enclosed proxy are first being sent or given to shareholders of American Bankers on or about March 17, 1998.

                             RECENT DEVELOPMENTS

THE SPECIAL MEETINGS

   On March 2, 1998, American Bankers announced that the Special Meetings, which previously had been scheduled for March 4 and March 6, 1998, had been postponed until March 25 and March 27, 1998. In addition, on March 10, 1998, American Bankers filed a supplement to its proxy statement which indicated that the Record Date for the Special Meetings continues to be January 30, 1998.

   Cendant is soliciting proxies from holders of shares of the common stock, par value $1.00 per share, of American Bankers (the "Common Shares") and holders of shares of the $3.125 Series B Cumulative Convertible Preferred Stock of American Bankers (the "Preferred Shares" and, together with the Common Shares, the "Shares") to vote AGAINST both (i) American Bankers' proposal to merge with and into AIGF, Inc., a Florida corporation ("AIG Sub") and a wholly owned subsidiary of American International Group, Inc., a Delaware corporation ("AIG") (such proposed merger, the "Proposed AIG Merger") and (ii) any proposal to adjourn or postpone the Special Meetings (the "Adjournment Proposal") to permit American Bankers to further solicit proxies in the event that there are not sufficient votes at the time of either Special Meeting to approve the Proposed AIG Merger.

   The proxy cards previously furnished to you by Cendant remain valid for shareholders entitled to vote at the Special Meetings. Nonetheless, new GOLD proxy cards are being provided to you with this Supplement to vote AGAINST both the Proposed AIG Merger and the Adjournment Proposal. LESOP

Participants can instruct U.S. Trust Company of California, N.A., the investment manager of the American Bankers' Leveraged Employee Stock Ownership Plan (the "LESOP"), to vote Common Shares allocated to their LESOP accounts AGAINST the Proposed AIG Merger and the Adjournment Proposal on the BLUE instruction card separately provided to them. In addition, if you have already voted American Bankers' white or green proxy card (or marked the BLUE instruction card) in favor of the Proposed AIG Merger or the Adjournment Proposal, you may revoke that vote by completing and returning the GOLD proxy (or marking the BLUE instruction card) and indicating your vote AGAINST the Proposed AIG Merger and the Adjournment Proposal. It is the latest dated proxy which will be counted.

   PLEASE SIGN AND DATE THE ENCLOSED GOLD PROXY CARD (OR FOR LESOP PARTICIPANTS, THE BLUE INSTRUCTION CARD) TODAY AND VOTE AGAINST THE PROPOSED AIG MERGER AND THE ADJOURNMENT PROPOSAL.

THE REVISED CENDANT OFFER

   On March 16, 1998, Cendant announced that the value of the tender offer by Season Acquisition Corp., a wholly owned subsidiary of Cendant, for 51% of the outstanding Common Shares was being increased from $58.00 per Common Share to $67.00 PER COMMON SHARE, NET TO THE SELLER IN CASH, without interest thereon (the "Increased Cendant Offer"). The Increased Cendant Offer represents a premium of $9.00 (or 15.5%) over the value of the Proposed AIG Merger. Accordingly, Cendant believes that, due to the superior nature of its revised proposal, American Bankers can, and indeed is obligated to, meet with Cendant and discuss Cendant's proposal. Cendant has requested that, pursuant to the terms of the Amended AIG Merger Agreement (as described below), the American Bankers Board obtain the advice of its outside counsel and financial advisor regarding Cendant's superior proposal and immediately engage in negotiations and discussions with Cendant concerning such proposal.

   The Increased Cendant Offer will expire at 12:00 midnight, New York City time, on Friday, March 27, 1998, unless extended. The terms of the Increased Cendant Offer are set forth in a supplement dated March 16, 1998 to the Cendant Offer to Purchase, which is being mailed to American Bankers' shareholders.

AMENDED AIG MERGER AGREEMENT

   According to Amendment No. 6 to American Bankers' Solicitation/Recommendation Statement on Schedule 14D-9, on February 28, 1998, AIG, AIG Sub and American Bankers amended and restated the AIG Merger Agreement (the "Amended AIG Merger Agreement") and AIG and American Bankers amended and restated the AIG Lockup Option Agreement (the "Amended AIG Lockup Option Agreement"). The Amended AIG Merger Agreement provides that the value of the per share consideration that each holder of Common Shares would be entitled to receive in the Proposed AIG Merger has been increased to $58.00. The elections contemplated by the AIG Merger Agreement with respect to cash and stock have not been amended.

   In addition, the Amended AIG Merger Agreement provides that AIG, at its option, is now permitted to effect the acquisition of American Bankers through a tender offer (the "Optional AIG Tender Offer") for 100% (or such lesser percentage not less than 35% (excluding for all purposes in calculating such applicable percentage any Common Shares owned by AIG pursuant to its exercise of the AIG Lockup Option) as AIG may determine) of the outstanding Common Shares for at least $58.00 in cash followed by a second-step merger between American Bankers and AIG Sub in which American Bankers' shareholders would receive, at AIG's election, either cash or, if non-taxable, AIG Common Stock with a value (as determined based on the average closing prices of the AIG Common Stock on the NYSE for the ten trading days ending on the third trading day prior to the date that the Proposed AIG Merger is consummated) equal to the amount paid for each Common Share in the Optional AIG Tender Offer. If the Optional AIG Tender Offer is consummated, AIG would thereafter be entitled to designate two members of American Bankers Board, and American Bankers has agreed to increase the size of American Bankers Board to the extent permitted by American Bankers Articles and American Bankers By-Laws, and thereafter cause AIG's designees promptly to be elected to American Bankers Board. Pursuant to the Amended AIG Merger Agreement, American Bankers and AIG also have agreed to waive certain of the conditions to their respective obligations to consummate the Proposed AIG Merger in the event that AIG commences and consummates the Optional AIG Tender Offer.

   Pursuant to the Amended AIG Merger Agreement, in the event that AIG commences the Optional AIG Tender Offer and another person has commenced or commences a tender offer to acquire at least 49.9% of the outstanding Common Shares for not less than $58.00 in cash per share and such person has proposed to follow such tender offer with a second step merger in which holders of Common Shares would receive consideration with a value equal to not less than the value paid by such person pursuant to its tender offer, then American Bankers will be entitled to amend or modify the Rights Agreement, dated as of February 19, 1998, between American Bankers and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (as such agreement may be amended, the "Rights Agreement") in a manner consistent with the treatment of the Proposed AIG Merger and the Optional AIG Tender Offer to exempt any such other person from being deemed to be an Acquiring Person and such other tender offer from triggering a Distribution Date or causing the preferred stock purchase rights (the "Rights") to separate from the Common Shares. In addition, in such event American Bankers will also be entitled to grant such approvals and take such action to eliminate or minimize the effect of any state antitakeover statute, including the Florida Affiliated Transaction Statute and the Florida Control Share Statute, on such other tender offer.

   The Fiduciary Sabbatical Provision contained in the original AIG Merger Agreement which prohibited American Bankers and its subsidiaries, directors, employees, agents and representatives from providing information to third parties, engaging in negotiations or discussions with third parties or recommending an Acquisition Proposal to the shareholders of American Bankers for a period of 120 days following the execution of the original AIG Merger Agreement has been amended to eliminate the 120-day lock-out provision. Consequently, American Bankers is now permitted to provide information to any party who has made an unsolicited bona fide Acquisition Proposal for American Bankers if American Bankers Board determines in good faith after consultation with outside legal counsel that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law and if such party enters into an appropriate confidentiality agreement.

   On March 4, 1998, Cendant, Cendant Sub and American Bankers entered into a confidentiality agreement (the "Confidentiality Agreement") providing for Cendant and Cendant Sub's review of certain confidential information of American Bankers. Pursuant to the Confidentiality Agreement, on March 6, 1998, American Bankers began to provide Cendant with certain confidential information regarding American Bankers.

   Pursuant to the Fiduciary Sabbatical Provision as amended by the Amended AIG Merger Agreement, American Bankers is now permitted to engage in negotiations or discussions with any person who has made an unsolicited bona fide written Acquisition Proposal, and can recommend to American Bankers' shareholders an unsolicited bona fide written Acquisition Proposal, in each case to the extent that American Bankers Board determines in good faith after consultation with outside legal counsel that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law and American Bankers Board determines in good faith after consultation with its financial advisor that such Acquisition Proposal, if accepted, is reasonably likely to be consummated and would, if consummated, result in a more favorable transaction than the Proposed AIG Merger.

   In the Amended AIG Merger Agreement, the provision which prohibited American Bankers Board from terminating the Amended AIG Merger Agreement in certain circumstances for a period of 180 days from December 21, 1997, the date of the original AIG Merger Agreement, has been amended to reduce such period to 150 days from December 21, 1997.

   Pursuant to the Amended AIG Merger Agreement the size of the AIG Termination Fee has been increased from $66 million to $81.5 million plus an amount equal to AIG's expenses incurred in connection with the Proposed AIG Merger since January 27, 1998 up to a maximum of $5 million (the "Increased AIG Termination Fee"). The circumstances in which the Amended AIG Merger Agreement may be terminated and in which the Increased AIG Termination Fee is payable by American Bankers have been amended. Such circumstances include AIG having commenced the Optional AIG Tender Offer and such tender offer not having been consummated by the 60th day from the date of commencement thereof.

   Pursuant to the Amended AIG Lockup Option Agreement, the maximum total profit that AIG can obtain under the AIG Lockup Option has been increased from $66 million to $100 million. Such amount will still be reduced by the amount of any termination fee paid by American Bankers under the Amended AIG Merger Agreement. The AIG Lockup Option has also been revised pursuant to the Amended AIG Lockup Option Agreement to provide that, at AIG's option, if the Amended AIG Merger Agreement is terminated at a time when regulatory approval for AIG to consummate the purchase of Common Shares subject to the AIG Lockup Option has not yet been obtained, AIG's prior exercise of such option may be settled in cash in an amount equal to the Spread (as defined in the Amended AIG Stock Option Agreement) multiplied by the number of Common Shares subject to the exercise of such option less any termination fee paid pursuant to the Amended AIG Merger Agreement.

   In the Amended AIG Merger Agreement, AIG has agreed to maintain the corporate headquarters of American Bankers in Miami at the current location for the foreseeable future and, in any event, for not less than 5 years following consummation of the Proposed AIG Merger. In addition, AIG has agreed to ensure, to the extent within its reasonable control, that the public school and day care facility next to American Bankers' headquarters in Miami will remain in operation at their current location for as long as American Bankers' headquarters shall be maintained at its current location.

   The foregoing description of the Amended AIG Merger Agreement and the Amended AIG Lockup Option Agreement is qualified in its entirety by reference to the full text of the Amended AIG Merger Agreement and the Amended AIG Lockup Option Agreement, copies of which have been included by American Bankers as exhibits to Amendment No. 6 to American Bankers' Schedule 14D-9 (the "Schedule 14D-9").

THE RIGHTS AGREEMENT

   On February 19, 1998, American Bankers Board approved and adopted the Rights Agreement pursuant to which one Right was distributed as a dividend for each Common Share held by holders of record on March 10, 1998. The Rights Agreement replaces American Bankers' former Rights Agreement, as amended (the "Former Rights Agreement"), which expired pursuant to its terms on March 10, 1998. The Rights Agreement is substantially identical to the Former Rights Agreement, as it had been amended, except that the exercise price to purchase from American Bankers one-one hundredth of a share of Series C Participating Preferred Stock has been set at $75.00 and the expiration date is March 10, 2003, unless the Rights are earlier redeemed by American Bankers.

   According to Amendment No. 3 to the Schedule 14D-9, under the Rights Agreement, a Distribution Date will be the Close of Business (as defined in the Rights Agreement) on the day (or such later date as may be determined by action of American Bankers Board, upon approval by a majority of the Continuing Directors (as defined in the Rights Agreement)) which is the earlier of (i) ten days following a public announcement that an Acquiring Person has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares and (ii) ten business days following the commencement of a tender offer or exchange offer which would result in a person or group beneficially owning 15% or more of the outstanding Common Shares (except that no Distribution Date shall occur until such date as may be determined by action of American Bankers Board, upon approval by a majority of the Continuing Directors, as a result of the Cendant Offer). Until the occurrence of a Distribution Date, the Rights will be evidenced by the Common Share Certificates and will be transferred with and only with Common Share Certificates.

   Pursuant to the Rights Agreement, AIG, AIG Sub or their affiliates will not be deemed to be an Acquiring Person solely by reason of the execution, delivery or consummation of the transactions contemplated by the Amended AIG Merger Agreement, the Amended AIG Lockup Option Agreement and the AIG Voting Agreement. Any acquisition of Common Shares by AIG, AIG Sub or any of their affiliates other than pursuant to the Amended AIG Merger Agreement, the Amended AIG Lockup Option Agreement and the AIG Voting Agreement would cause such entity to become an Acquiring Person.

   Pursuant to the terms of the Amended AIG Merger Agreement, Cendant believes if AIG commences the Optional AIG Tender Offer, American Bankers would be entitled to amend the Rights Agreement to provide that Cendant is not an Acquiring Person and that a Distribution Date shall not be deemed to occur as a result of the Cendant Offer.

   The foregoing summary of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to Amendment No. 3 to the Schedule 14D-9 and the full text of the Rights Agreement attached as an exhibit thereto filed with the SEC, and subsequent amendments to the Rights Agreement as filed with the SEC.

                    AMERICAN BANKERS' ADJOURNMENT PROPOSAL

   American Bankers is also soliciting proxies in support of the Adjournment Proposal which would permit American Bankers, if it chose to do so, to adjourn or postpone the Special Meetings to a later date. Adjourning or postponing the Special Meetings would enable American Bankers' management to solicit additional proxies in favor of the Proposed AIG Merger in the event that there are not sufficient votes for such approval at the Special Meetings. The American Bankers Board has already postponed the Special Meetings once. By rescheduling the Special Meetings for March 25th and March 27th, there has been sufficient time for shareholders to consider the competing proposals. The solicitation for authority to adjourn the Special Meetings is an attempt by the American Bankers Board to reserve the right to delay the Special Meetings indefinitely, further delaying your ability to receive the superior value of the Increased Cendant Offer. A vote AGAINST the Adjournment Proposal would prohibit American Bankers' management from using its unfettered discretion to obtain support for AIG's inferior proposal.

   If you submitted or submit the GOLD proxy card previously furnished to you which does not include the Adjournment Proposal on the proxy card, the proxies named herein will exercise their discretionary authority to vote AGAINST the Adjournment Proposal. If you wish to specify the manner in which your Shares are to be voted on the Adjournment Proposal, you should mark, sign and submit the enclosed revised GOLD proxy card.

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                                  IMPORTANT

    IF YOU WANT THE INCREASED CENDANT OFFER TO SUCCEED, WE URGE YOU TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY TO VOTE AGAINST THE PROPOSED AIG MERGER AND AGAINST THE ADJOURNMENT PROPOSAL.

    REJECTION OF THE PROPOSED AIG MERGER AND THE ADJOURNMENT PROPOSAL WILL BE AN IMPORTANT STEP IN SECURING THE SUCCESS OF THE INCREASED CENDANT OFFER. HOWEVER, YOU MUST TENDER YOUR COMMON SHARES PURSUANT TO THE INCREASED CENDANT OFFER IF YOU WISH TO PARTICIPATE IN THE INCREASED CENDANT OFFER. YOUR VOTE AGAINST THE PROPOSED AIG MERGER AND THE ADJOURNMENT PROPOSAL DOES NOT OBLIGATE YOU TO TENDER YOUR COMMON SHARES PURSUANT TO THE INCREASED CENDANT OFFER.

    EVEN IF YOU HAVE ALREADY SENT A PROXY TO THE BOARD OF DIRECTORS OF AMERICAN BANKERS, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE. YOU MAY REVOKE THAT PROXY AND VOTE AGAINST THE PROPOSED AIG MERGER AND THE ADJOURNMENT PROPOSAL BY SIGNING, DATING AND MAILING THE ENCLOSED GOLD PROXY IN THE ENCLOSED ADDRESSED ENVELOPE. NO POSTAGE IS NECESSARY IF YOUR PROXY IS MAILED IN THE UNITED STATES.

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   THIS SUPPLEMENT IS NEITHER A REQUEST FOR THE TENDER OF COMMON SHARES NOR
AN OFFER WITH RESPECT THERETO. SUCH AN OFFER WITH RESPECT TO COMMON SHARES IS MADE ONLY THROUGH THE CENDANT OFFER TO PURCHASE AND ANY SUPPLEMENTS THERETO.

               YOU CAN TAKE SOME IMMEDIATE STEPS TO HELP OBTAIN
                      THE MAXIMUM VALUE FOR YOUR SHARES

   (1) RETURN YOUR GOLD PROXY (OR BLUE INSTRUCTION CARD IF YOU ARE A LESOP PARTICIPANT) AND VOTE AGAINST THE PROPOSED AIG MERGER AND THE ADJOURNMENT PROPOSAL; AND

   (2) MAKE YOUR VIEWS KNOWN TO THE AMERICAN BANKERS BOARD.

BY TAKING THESE STEPS, YOU WILL GIVE THE AMERICAN BANKERS BOARD A CLEAR MESSAGE THAT THEY SHOULD TAKE ALL NECESSARY STEPS TO REMOVE ALL OBSTACLES TO THE INCREASED CENDANT OFFER, WHICH PROVIDES SIGNIFICANTLY GREATER FINANCIAL VALUE THAN THE PROPOSED AIG MERGER.

   A vote against the Proposed AIG Merger and the Adjournment Proposal will not obligate you to tender your Common Shares in the Increased Cendant Offer. However, we believe that a vote against the Proposed AIG Merger and the Adjournment Proposal will enable the American Bankers' shareholders to consider the Increased Cendant Offer and will help secure the success of the Increased Cendant Offer.

                      CERTAIN LITIGATION--RECENT EVENTS

   On January 27, 1998, Cendant and Cendant Sub filed a complaint in the United States District Court for the Southern District of Florida (the "Court") against American Bankers, substantially all of the directors of American Bankers, AIG and AIG Sub (the "Florida Litigation"). The complaint, as amended on February 2, 1998 (the "Amended Complaint"), alleges that the directors and American Bankers, in a civil conspiracy with AIG and AIG Sub, have breached the fiduciary obligations owed to the shareholders of American Bankers by, among other things, entering into the AIG Merger Agreement and deterring the Cendant Offer through a number of unlawful takeover defenses, including the AIG Lockup Option Agreement, the Fiduciary Sabbatical Provision in the AIG Merger Agreement, the AIG Termination Fee and the Rights Agreement. The Amended Complaint also alleges that AIG filed materially false and misleading public disclosures on Schedule 13D regarding the AIG Voting Agreement in violation of Section 13(d) of the Exchange Act by failing to disclose that AIG's Chairman of the Board, Maurice R. Greenberg, is a person controlling AIG. In addition, the Amended Complaint alleges that AIG and American Bankers have violated Sections 14(a) and 14(e) of the Exchange Act by making a number of materially false and misleading statements in an AIG press release dated January 27, 1998 and the proxy statement/prospectus contained in the Registration Statement on Form S-4 filed by AIG on January 30, 1998 (the "January 30 AIG Proxy Statement/Prospectus"), including statements, among others, that (a) AIG has exercised the AIG Lockup Option when, in fact, it cannot be exercised until such time as AIG obtains the requisite regulatory approvals, which are not imminent; (b) American Bankers and AIG expect the Proposed AIG Merger to close in March 1998 when, in fact, they know that the likelihood of receiving all required regulatory approvals prior to the second quarter of 1998 is remote at best; (c) AIG expects to achieve expense savings following consummation of the Proposed AIG Merger without specifying how they will be achieved; and (d) Salomon Smith Barney, American Bankers' financial advisor, rendered its opinion as to the fairness of the consideration to be paid to holders of Common Shares in the Proposed AIG Merger without disclosing the extent to which Salomon Smith Barney relied on the revised projections prepared by American Bankers' management that contained lower estimates of revenue and income, and whether the fairness opinion could have been given had the unrevised, higher projections been used.

   In the Amended Complaint, Cendant and Cendant Sub ask the Court to enter judgment against the defendant: (a) declaring the AIG Lockup Option Agreement, Fiduciary Sabbatical Provision and AIG Termination Fee to be unlawful and in breach of the fiduciary duties of American Bankers and the American Bankers Board; (b) enjoining, temporarily, preliminarily, and permanently, (i) any exercise or payment under the AIG Lockup Option Agreement, (ii) enforcement of the Fiduciary Sabbatical Provision, (iii) payment of the AIG Termination Fee, and (iv) any steps to implement the Rights Agreement or to extend its terms; (c) declaring the AIG Merger Agreement to be unlawful and in breach of the fiduciary duties of American Bankers and American Bankers Board, and enjoining, temporarily, preliminarily and permanently, any steps to effectuate it unless and until the takeover defenses discussed above are invalidated, enjoined or otherwise rendered inapplicable to Cendant; (d) enjoining, tempo-rarily, preliminarily and permanently, AIG from acquiring any shares of American Bankers, voting any shares of American Bankers or soliciting any proxies with respect to the shares of American Bankers stock unless and until AIG files a full and complete Schedule 13D with respect to American Bankers;
(e) requiring American Bankers and its directors to provide Cendant Sub with a fair and equal opportunity to acquire American Bankers, including furnishing to Cendant Sub the same information and access to information that was provided to AIG; and (f) compelling corrective disclosures to cure the alleged materially false and misleading statements made in the AIG press release dated January 27, 1998 and the January 30 AIG Proxy Statement/Prospectus in connection with the solicitation of proxies for the shareholder vote on the AIG Merger Agreement.

   On February 3, 1998, AIG filed a motion to dismiss the claims against it in the Florida Litigation (the "AIG Motion to Dismiss"). The AIG Motion to Dismiss argues that AIG made all required disclosures in its Schedule 13D, and specifically that AIG need not disclose that Mr. Greenberg is a controlling person of AIG. The AIG Motion to Dismiss also denies the allegations against AIG added in the Amended Complaint, claiming that the statements in the January 27, 1998 press release and the January 30 AIG Proxy Statement/Prospectus were not misleading and that all required material disclosures were made. The AIG Motion to Dismiss also claims that because the Federal securities allegations against AIG should be dismissed, the Court should decline to exercise its supplemental federal jurisdiction over the remaining state law claims against AIG.

   On February 9, 1998, American Bankers and the director defendants also filed a motion to dismiss the amended complaint of Cendant and Cendant Sub ("American Bankers Motion to Dismiss"). American Bankers Motion to Dismiss asserts that the breach of fiduciary duty claims against American Bankers and the director defendants purportedly are derivative claims on behalf of American Bankers and Cendant and Cendant Sub purportedly lack standing to bring these claims because Cendant and Cendant Sub (i) failed to make a required demand on the American Bankers Board to bring an action before suing derivatively; (ii) purportedly are self-interested as bidders for American Bankers; and (iii) did not purchase Shares until after execution of the original AIG Merger Agreement. American Bankers and the director defendants also joined in the arguments made in the AIG Motion to Dismiss that the Federal securities claims should be dismissed and the Court should decline to exercise its supplemental federal jurisdiction over any state law claims.

   Also on February 9, 1998, AIG and AIG Sub served a supplemental motion, claiming that, for the reasons stated in the American Bankers Motion to Dismiss, the breach of fiduciary duty claims against American Bankers and its directors should be dismissed and, therefore, the civil conspiracy to breach fiduciary duties claim against AIG should also be dismissed.

   Cendant and Cendant Sub believe that the claims in its Amended Complaint are meritorious, and are vigorously opposing the AIG Motion to Dismiss and supplemental motion and American Bankers Motion to Dismiss.

   On February 5, 1998, AIG and AIG Sub filed a complaint in the United States District Court for the Southern District of Florida, Miami Division against Cendant and Cendant Sub. The AIG and AIG Sub complaint, as amended February 17, 1998 (the "Amended AIG Complaint"), alleges that Cendant and Cendant Sub purportedly made false and misleading statements or omissions in their: (i) conference call with analysts prior to commencement of the Cendant Offer; (ii) Schedule 14D-1; and (iii) Proxy Statement soliciting votes against the Proposed AIG Merger (the "Opposition Proxy Statement"). The allegedly false and misleading statements relate to the following general categories: (i) the equal regulatory footing of the two competing acquisition proposals; (ii) Cendant's expected cost savings that could be realized if Cendant were to acquire American Bankers; (iii) the Cendant Offer not being conditioned upon financing; (iv) Cendant's alleged failure to disclose the purported volatility of its stock and the effects of a possible business downturn on Cendant's business; and (v) Cendant's purported failure to file a registration statement with the SEC and disseminate a prospectus to American Bankers' shareholders in connection with the securities of Cendant to be offered in the Proposed Cendant Merger. The Amended AIG Complaint further alleges that Cendant purportedly failed to disclose that it allegedly will violate state insurance laws by holding proxies to vote in excess of ten percent of the outstanding American Bankers Common Shares in opposition of the original AIG Merger Agreement. The Amended AIG Complaint claims that these purported disclosure deficiencies constitute violations of Sections 14(a) and 14(e) of the Exchange Act.

   The Amended AIG Complaint requests that the Court enter judgment: (i) declaring that Cendant and Cendant Sub have violated Sections 14(a) and 14(e) of the Exchange Act; (ii) requiring Cendant and Cendant Sub to make corrective disclosures; (iii) enjoining Cendant and Cendant Sub from further violating Sections 14(a) and 14(e) of the Exchange Act; (iv) declaring that Cendant and Cendant Sub have violated Section 14(a) of the Exchange Act by purportedly failing to file a registration statement with the SEC and disseminate a prospectus to American Bankers' shareholders in connection with the securities of Cendant to be offered in the Proposed Cendant Merger; and
(v) enjoining Cendant and Cendant Sub from making any statements regarding the Proposed AIG Merger or the Cendant Offer until a registration statement has been filed with the SEC and a prospectus has been delivered to American Bankers' shareholders. AIG and AIG Sub also ask the Court to enter judgment:
(i) enjoining Cendant and Cendant Sub from holding or voting any proxies from American Bankers' shareholders to the extent such proxies exceed ten percent of the Common Shares, without first obtaining approval from the insurance departments of Arizona, Georgia, New York, South Carolina and Texas; (ii) requiring Cendant and Cendant Sub to return any proxies they have received or receive from American Bankers' shareholders prior to making any corrective disclosures required by the Court; (iii) requiring Cendant and Cendant Sub to make corrective disclosure about their ability to hold or vote proxies without obtaining regulatory approval; and (iv) enjoining Cendant and Cendant Sub from soliciting any proxies until a registration statement has been filed under the Securities Act and a prospectus has been delivered to American Bankers' shareholders.

   On February 17, 1998, AIG and AIG Sub also filed a motion for preliminary injunction asking the Court for an order granting the following preliminary injunctive relief pending a trial on the merits of AIG's claims: (i) enjoining Cendant and Cendant Sub from holding or voting any proxies from American Bankers' shareholders to the extent such proxies exceed ten percent of the Common Shares and therefore purportedly transfer control of American Bankers to Cendant and Cendant Sub without first obtaining approval from the insurance departments of Arizona, Georgia, New York, South Carolina and Texas; (ii) requiring Cendant and Cendant Sub to return any proxies they have received or receive from American Bankers' shareholders prior to making any corrective disclosures required by the Court; (iii) requiring Cendant and Cendant Sub to make corrective disclosures about their ability to hold or vote proxies without obtaining regulatory approval; and (iv) enjoining Cendant and Cendant Sub from making any statements regarding the Proposed AIG Merger or the Cendant Offer, or from soliciting any proxies, until a registration statement has been filed with the SEC and a prospectus has been delivered to American Bankers' shareholders. Cendant has filed papers in opposition to AIG's preliminary injunction motion and believes AIG's preliminary injunction motion is without merit.

   On February 18, 1998, Cendant and Cendant Sub filed a motion to dismiss (the "Cendant Motion to Dismiss") the Amended AIG Complaint. The Cendant Motion to Dismiss is based on several arguments, including that: AIG's claims should have been filed as compulsory counterclaims in the Florida Litigation; Cendant's holding of proxies does not violate applicable state insurance laws and regulations; while Cendant has filed a registration statement with respect to the securities of Cendant to be offered in the Proposed Cendant Merger, it is not obligated to do so, nor is it obligated to disseminate a prospectus prior to the consummation of the Cendant Offer; and Cendant's disclosure is otherwise complete and accurate and not materially misleading as a matter of law.

                      INSURANCE APPROVALS--RECENT EVENTS

   State Insurance Approvals. In February 1998, in connection with Cendant's and Cendant Sub's applications for approval of the acquisition of controlling interests (the "Cendant Form A Proceedings") in various insurance subsidiaries of American Bankers domiciled in Florida, Arizona, New York and South Carolina (the "Domestic Insurers"), Cendant and Cendant Sub filed petitions with the Department of Insurance in the respective states seeking
(a) to consolidate the Cendant Form A Proceedings with the application of AIG and AIG Sub for approval of their proposed acquisition of a controlling interest in the Domestic Insurers (the "AIG Form A Proceedings") and (b) to intervene in the AIG Form A Proceedings. Cendant and Cendant Sub also requested that the hearing on the AIG Form A Proceeding in Arizona be deferred until after the Special Meetings.

   On February 19, 1998, the Florida Department of Insurance announced that it had scheduled separate hearings to consider the AIG Form A Proceedings and the Cendant Form A Proceedings in Florida for March 17, 1998 and March 19, 1998, respectively. The Forida Department of Insurance also determined to permit Cendant and Cendant Sub to intervene in AIG's proceeding.

   On February 19, 1998, in response to assertions by AIG that the voting by Cendant of the proxies it is soliciting in opposition to the Proposed AIG Merger, to the extent they represent in excess of 10% of American Bankers voting stock, requires prior insurance regulatory approval, an Assistant Attorney General of the State of Arizona sent a letter (the "Arizona Advisory Letter") to Cendant advising that Cendant would be in violation of Arizona law if the approval of the Arizona Department of Insurance was not obtained prior to Cendant voting such proxies, and requesting that Cendant respond to the Arizona Advisory Letter. On February 20, 1998, Cendant delivered its response to the Arizona Advisory Letter detailing why the Arizona statute does not, and should not, apply to Cendant's proxy solicitation against the Proposed AIG Merger. In response to Cendant's February 20 letter, on February 23, 1998, the Assistant Attorney General of the State of Arizona sent Cendant a letter (the "Supplemental Arizona Advisory Letter") clarifying the Arizona Advisory Letter and indicating that the Arizona Department of Insurance has not reached any judgment in this matter, has not adopted AIG's interpretation of Cendant's proxy materials, has not taken any action in this matter and believes that Cendant's arguments merit serious consideration.

   On February 25, 1998, the Administrative Law Judge with the Office of Administrative Hearings for the State of Arizona having jurisdiction over the AIG Form A Proceedings (the "Arizona Administrative Law Judge") issued an order entitling Cendant and Cendant Sub to participate in the hearing relating to the AIG Form A Proceedings in Arizona as persons whose interests are affected by the AIG Form A Proceedings in Arizona. The Arizona Administrative Law Judge held that Cendant and Cendant Sub are not "parties" as defined by the Arizona statutes and did not have standing to request a continuance of the hearing. The Arizona Administrative Law Judge also determined that it was without jurisdiction to consolidate the AIG Form A Proceedings and the Cendant Form A Proceedings in Arizona because a hearing date for the Cendant Form A Proceedings has not yet been set before the Arizona Administrative Law Judge.

   On March 6, 1998, the Arizona Administrative Law Judge issued a continuation of the hearing on the AIG Form A Proceedings in Arizona until March 26, 1998 and March 27, 1998 because the notice given to the Class B shareholders (the "Class B Shareholders") of Condeaux Life Insurance Company, a subsidiary of American Bankers, was deficient. In addition, the Arizona Administrative Law Judge ruled that AIG must provide the Class B Shareholders with proper notification of the continuation date, and be sent certain materials regarding the hearing, including AIG's Form A filing.

   Additionally, on February 23, 1998, Cendant sent a letter to state insurance commissioners of Arizona, Florida, New York, South Carolina, Georgia and Texas providing additional information about Cendant and refuting allegations previously made by AIG to such commissioners regarding Cendant and its management. Cendant also submitted a letter to the state insurance commissioner of Arizona on February 23, 1998 and Cendant submitted letters to the state insurance commissioners of New York, Georgia and South Carolina on February 24, 1998, in connection with Cendant's contention that, pursuant to certain contracts and agreements entered into between AIG and American Bankers and certain members of its management, AIG and those persons controlling AIG are currently in control over American Bankers without having obtained prior insurance regulatory approval in violation of the applicable insurance statutes.

   International Insurance Regulatory Approvals. On March 13, 1998, Cendant and Cendant Sub made the required filing with the Department of Trade and Industry in the United Kingdom with respect to the proposed acquisition of control of Bankers Insurance Company Limited, American Bankers' insurance subsidiary domiciled in the United Kingdom.

                           SOLICITATION OF PROXIES

   In addition to those individuals identified in the Proxy Statement as persons who may solicit proxies on Cendant's behalf, James Boylan of Merrill Lynch, Pierce, Fenner & Smith Incorporated may solicit proxies on behalf of Cendant in connection with the Special Meetings. Mr. Boylan does not own any securities of American Bankers.

                              VOTING INFORMATION

   The accompanying GOLD proxy will be voted in accordance with the shareholder's instructions on such GOLD proxy. Shareholders may vote against the Proposed AIG Merger and the Adjournment Proposal by marking the proper box on the GOLD proxy. If no instructions are given, the GOLD proxy will be voted AGAINST the Proposed AIG Merger and the Adjournment Proposal.

   WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETINGS, WE URGE YOU TO VOTE AGAINST THE PROPOSED AIG MERGER AND THE ADJOURNMENT PROPOSAL ON THE ENCLOSED GOLD PROXY AND IMMEDIATELY MAIL IT IN THE ENCLOSED ENVELOPE. YOU MAY DO THIS EVEN IF YOU HAVE ALREADY SENT IN A DIFFERENT PROXY SOLICITED BY THE AMERICAN BANKERS BOARD. IT IS YOUR LATEST DATED PROXY THAT COUNTS. EXECUTION AND DELIVERY OF A PROXY BY A RECORD HOLDER OF SHARES WILL BE PRESUMED TO BE A PROXY WITH RESPECT TO ALL SHARES HELD BY SUCH RECORD HOLDER UNLESS THE PROXY SPECIFIES OTHERWISE.

   YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE BY ATTENDING THE SPECIAL MEETINGS AND VOTING IN PERSON, BY SUBMITTING A DULY EXECUTED LATER DATED PROXY OR BY SUBMITTING A WRITTEN NOTICE OF REVOCATION. UNLESS REVOKED IN THE MANNER SET FORTH ABOVE, DULY EXECUTED PROXIES IN THE FORM ENCLOSED WILL BE VOTED AT THE SPECIAL MEETINGS ON THE PROPOSED AIG MERGER AND THE ADJOURNMENT PROPOSAL IN ACCORDANCE WITH YOUR INSTRUCTIONS. IN THE ABSENCE OF SUCH INSTRUCTIONS, SUCH PROXIES WILL BE VOTED AGAINST THE PROPOSED AIG MERGER AND THE ADJOURNMENT PROPOSAL.

CENDANT STRONGLY RECOMMENDS A VOTE AGAINST THE PROPOSED AIG MERGER AND THE ADJOURNMENT PROPOSAL.

   YOUR VOTE IS IMPORTANT. PLEASE SIGN AND RETURN THE GOLD PROXY TODAY.

   IF YOU HAVE ALREADY SENT A PROXY TO THE BOARD OF DIRECTORS OF AMERICAN BANKERS, YOU MAY REVOKE THAT PROXY AND VOTE AGAINST THE PROPOSED AIG MERGER AND THE ADJOURNMENT PROPOSAL BY SIGNING AND MAILING THE ENCLOSED GOLD PROXY.

      If you have any questions about the voting of Shares, please call:

                          INNISFREE M&A INCORPORATED
                        501 Madison Avenue, 20th Floor
                           New York, New York 10022
                        Call Toll-Free: (888) 750-5834
                Banks and Brokers call collect: (212) 750-5833

                                    * * *

                                   CENDANT

Dated: March 16, 1998

------------------------------------------------------------------------------

                                  IMPORTANT

  If your shares are held in your own name, please sign, date and return the enclosed GOLD proxy card today. If your shares are held in "Street-Name" only your broker or bank can vote your shares and only upon receipt of your specific instructions. Please return the enclosed GOLD proxy card to your broker or bank and contact the person responsible for your account to ensure that a GOLD proxy is voted on your behalf.

  Participants in the LESOP may vote shares allocated to their LESOP accounts only by instructing U.S. Trust Company of California, N.A., the investment manager of the LESOP, as to how they want such shares to be voted. Please sign, date and return the BLUE instruction card previously provided to you AGAINST the Proposed AIG Merger and the Adjournment Proposal.

  Do not sign any green proxy card you may receive from American Bankers.

  If you have any questions or need assistance in voting your shares, please call:

                          Innisfree M&A Incorporated
                        501 Madison Avenue, 20th Floor
                           New York, New York 10022

                        CALL TOLL-FREE: (888) 750-5834

                Banks and Brokers call collect: (212) 750-5833

------------------------------------------------------------------------------

                    AMERICAN BANKERS INSURANCE GROUP, INC.
                    PROXY SOLICITED BY CENDANT CORPORATION
          FOR AMERICAN BANKERS INSURANCE GROUP, INC. SPECIAL MEETING

   The undersigned, a holder of record of shares of common stock, par value $1.00 per share ("Common Shares"), of American Bankers Insurance Group, Inc. ("American Bankers") acknowledges receipt of the Proxy Statement of Cendant Corporation dated February 12, 1998 and the Supplement to the Proxy Statement dated March 16, 1998, and the undersigned revokes all prior proxies delivered in connection with the Special Meeting to approve the Amended AIG Merger Agreement and appoints James E. Buckman and Michael P. Monaco, or each of them, with full right of substitution, proxies for the undersigned to vote all Common Shares of American Bankers which the undersigned would be entitled to vote at the Special Meeting of Shareholders and any adjournments, postponements or reschedulings thereof, and instructs said proxies to vote as follows:

   If you submitted or submit the gold proxy card previously furnished to you which does not include proposal 2 on the proxy card, the proxies named herein will exercise their discretionary authority to vote AGAINST proposal 2. If you wish to specify the manner in which your shares are to be voted on proposal 2, you should mark, sign and submit this revised GOLD proxy card.

           CENDANT RECOMMENDS A VOTE AGAINST PROPOSAL 1 AND PROPOSAL 2

   1. To approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of December 21, 1997, as amended and restated as of January 7, 1998, as amended by Amendment No. 1 dated as of January 28, 1998, and as amended and restated as of February 28, 1998 (the "Amended AIG Merger Agreement"), among American International Group, Inc. ("AIG"), AIGF, Inc., a wholly owned subsidiary of AIG, and American Bankers and the transactions contemplated thereby.

                    [ ] AGAINST     [ ] FOR     [ ] ABSTAIN

   2. To approve any proposal which may be submitted by American Bankers to adjourn or postpone the Special Meeting of Shareholders to a later date to solicit additional proxies in favor of the proposal to approve and adopt the Amended AIG Merger Agreement and the transactions contemplated thereby in the event that there are not sufficient votes for such approval at the Special Meeting of Shareholders.

                    [ ] AGAINST     [ ] FOR     [ ] ABSTAIN

   IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS OR RESCHEDULINGS THEREOF ON BEHALF OF THE UNDERSIGNED.

   THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE AND YOU HAVE SIGNED THIS PROXY CARD, THIS PROXY WILL REVOKE ANY PRIOR PROXY DELIVERED IN CONNECTION WITH THE AMENDED AIG MERGER AGREEMENT REFERRED TO IN PROPOSAL 1 ABOVE AND WILL BE VOTED "AGAINST" PROPOSAL 1 AND PROPOSAL 2 ABOVE.

                                  Dated: ___________________________, 1998

                                  ------------------------------------------
                                  Signature of Shareholder (Title, if any)

                                  ------------------------------------------
                                  Signature of Shareholder (if held jointly)

                                  Please sign exactly as your name or
                                  names appear hereon. If shares
                                  are held jointly, each shareholder
                                  should sign. When signing as
                                  attorney, executor, administrator,
                                  trustee or guardian, please
                                  give full title as such. If a
                                  corporation, please sign in full
                                  corporate name by president or authorized officers. If a partnership, please sign in partnership name by authorized person.

    PLEASE SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                         POSTAGE-PAID ENVELOPE

                    AMERICAN BANKERS INSURANCE GROUP, INC.
                    PROXY SOLICITED BY CENDANT CORPORATION
          FOR AMERICAN BANKERS INSURANCE GROUP, INC. SPECIAL MEETING

   The undersigned, a holder of record of shares of $3.125 Series B Cumulative Convertible Preferred Stock, no par value ("Preferred Shares"), of American Bankers Insurance Group, Inc. ("American Bankers") acknowledges receipt of the Proxy Statement of Cendant Corporation dated February 12, 1998 and the Supplement to the Proxy Statement dated March 16, 1998, and the undersigned revokes all prior proxies delivered in connection with the Special Meeting to approve the Amended AIG Merger Agreement and appoints James E. Buckman and Michael P. Monaco, or each of them, with full power of substitution, proxies for the undersigned to vote all Preferred Shares of American Bankers which the undersigned would be entitled to vote at the Special Meeting of Shareholders and any adjournments, postponements or reschedulings thereof, and instructs said proxies to vote as follows:

   If you submitted or submit the gold proxy card previously furnished to you which does not include proposal 2 on the proxy card, the proxies named herein will exercise their discretionary authority to vote AGAINST proposal 2. If you wish to specify the manner in which your shares are to be voted on proposal 2, you should mark, sign and submit this revised GOLD proxy card.

           CENDANT RECOMMENDS A VOTE AGAINST PROPOSAL 1 AND PROPOSAL 2

   1. To approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of December 21, 1997, as amended and restated as of January 7, 1998, as amended by Amendment No. 1 dated as of January 28, 1998, and as amended and restated as of February 28, 1998 (the "Amended AIG Merger Agreement"), among American International Group, Inc. ("AIG"), AIGF, Inc., a wholly owned subsidiary of AIG, and American Bankers and the transactions contemplated thereby.

                    [ ] AGAINST     [ ] FOR     [ ] ABSTAIN

   2. To approve any proposal which may be submitted by American Bankers to adjourn or postpone the Special Meeting of Shareholders to a later date to solicit additional proxies in favor of the proposal to approve and adopt the Amended AIG Merger Agreement and the transactions contemplated thereby in the event that there are not sufficient votes for such approval at the Special Meeting of Shareholders.

                    [ ] AGAINST     [ ] FOR     [ ] ABSTAIN

   IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS OR RESCHEDULINGS THEREOF ON BEHALF OF THE UNDERSIGNED.

   THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE AND YOU HAVE SIGNED THIS PROXY CARD, THIS PROXY WILL REVOKE ANY PRIOR PROXY DELIVERED IN CONNECTION WITH THE AMENDED AIG MERGER AGREEMENT REFERRED TO IN PROPOSAL 1 ABOVE AND WILL BE VOTED "AGAINST" PROPOSAL 1 AND PROPOSAL 2 ABOVE.


                                  Dated: ___________________________, 1998

                                  ------------------------------------------
                                  Signature of Shareholder (Title, if any)

                                  ------------------------------------------
                                  Signature of Shareholder (if held jointly)

                                  Please sign exactly as your name or
                                  names appear hereon. If shares
                                  are held jointly, each shareholder
                                  should sign. When signing as
                                  attorney, executor, administrator,
                                  trustee or guardian, please
                                  give full title as such. If a
                                  corporation, please sign in full
                                  corporate name by president or authorized officers. If a partnership, please sign in partnership name by authorized person.

    PLEASE SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                         POSTAGE-PAID ENVELOPE.